Exhibit 99.1

News Release

Inpixon Reports Second Quarter 2020 Financial Results and
Provides Corporate Update

Strengthens Balance Sheet and Overall Financial Position

Inpixon’s Workplace Readiness™ Solutions Gaining Awareness Among Fortune 500 Companies, Large Enterprises and Government Agencies

Conference Call to be Held Today at 4:30 p.m. Eastern Time

PALO ALTO, Calif. and TORONTO, August 13, 2020 /PRNewswire/ -- Inpixon (Nasdaq: INPX), a leading indoor data company that delivers Indoor Intelligence™ solutions, today provided a business update and reported financial results for the second quarter of 2020.

Nadir Ali, CEO of Inpixon, commented, “Despite the impact of a global pandemic, the second quarter of 2020 has been pivotal for Inpixon. We ended the quarter by making significant strides towards strengthening our balance sheet and improving our overall financial condition. Like many other businesses, we have had to navigate certain obstacles, including supply chain constraints for certain products, and delays in anticipated orders as our customers were required to evaluate the impact of the on-going pandemic on their own businesses and ability to make expenditures. As a result, we focused on our remote and subscription-based offerings and seized upon the opportunity presented by the temporary slowdown to enhance our product offering, as well as accelerate our sales and marketing activities to address the new global realities. Specifically, we expanded our product offering to assist organizations seeking to manage the impacts of the pandemic by developing our Workplace Readiness solutions. These solutions provide live analytics and key insights related to people flow and occupancy density for building and zone health, in order to monitor areas that need increased cleaning efforts, crowd management or contact tracing. We have secured certain key collaboration and reseller relationships, such as our relationship with Lenovo, allowing our solutions to be offered as part of their ThinkIoT Back to Work Solutions. We believe Lenovo’s global footprint and established relationships with large enterprise customers will complement our internal sales activities and assist in rapidly expanding awareness and accelerating adoption of our solutions. Earlier this week we announced the receipt of our FCC certification for our UWB module which we believe will be significant in our future offerings along with the work we are doing in 5G cellular detection, next generation BLE and Wi-Fi 6. Our sensor fusion capabilities have long been a differentiator for us and we expect to continue to show our leadership and innovation in this space.

“To further the awareness of our Workplace Readiness and other solutions, we invested in our sales and marketing efforts by embarking on a nationwide advertising campaign, including a series of print and digital ads, online videos, radio spots and podcast sponsorships, and launched an enhanced website which highlights the full strength of our capabilities which has proven effective in increasing web traffic and lead generation. To facilitate our growth plans, we are also increasing our hiring activities throughout our organization. In this regard, we hired Tyler Hoffman, a senior industry executive, as our Chief Revenue Officer, to assist in accelerating our growth opportunities.

“In addition, during the second quarter of 2020, we were able to continue to execute on our strategic acquisition strategy, by acquiring an exclusive global marketing, distribution and development license for a suite of statistical, data analytics and visualization software tools, greatly expanding our customer base worldwide to include many top-tier organizations and educational institutions. We anticipate this transaction will be accretive to earnings, increase our overall revenue annually, as well as increase our cross-selling opportunities.

“Overall, we remain encouraged by the outlook, and we believe we are well positioned for continued growth, with over $39 million of cash as of June 30, 2020, which provides us with flexibility to execute on our organic growth strategy, and an ability to explore potential accretive, synergistic and other strategic transactions aimed at increasing long-term shareholder value.”

Recent milestones:

●	Received FCC certification for our UWB module, a radio technology that can enable precise measure of radio frequency signals, allowing for centimeter-level accuracy and location measurements for use in a broad range of applications to facilitate contextual decision making, operating cost reductions, increased safety, and greater security for data communication and assets.

●	Launched new website, with a clean, modern, and easy-to-navigate design, highlighting Inpixon’s comprehensive Indoor Intelligence Platform with mapping, positioning, security and analytics.

●	Announced Lenovo as an authorized reseller of Inpixon’s Workplace Readiness solutions, allowing our solutions to be offered as part of Lenovo’s ThinkIoT Back to Work Solutions, an ecosystem of IoT solutions that simplifies workplace preparation for bringing employees back to the office after closures due to COVID-19.

●	Acquired an exclusive global license to market, distribute, and develop a suite of statistical, data analytics and visualization software anticipated to increase our revenues annually and increase our cross-selling opportunities.

●	Launched “Reclaim Your Workplace” ad campaign nationwide, designed to raise awareness of Inpixon’s Workplace Readiness solutions which include tools to support social distancing and contact tracing.

●	Released additional enterprise-class mapping features, Jibestream 4.13. The latest release simplifies integrations with third-party data and apps, improves the quality of data our customers input into the content management system, and enhances the aesthetics and readability of the wording on maps, ideal to support large enterprises.

●	Appointed senior industry executive Tyler Hoffman as Chief Revenue Officer to further accelerate growth, bringing deep experience in enterprise software and Software-as-a-Service, spanning fintech, e-commerce, security, data, media and retail sectors.

Financial Results

Revenues for the second quarter ended June 30, 2020 were $1.1 million compared to $1.5 million for the comparable period in the prior year for a decrease of $415,000, or approximately 28%. Revenues decreased in the second quarter of 2020 over the prior period in 2019 primarily due to a delay in anticipated customer orders for our sensors from a significant customer that was received subsequent to the quarter end. Gross margin for three months ended June 30, 2020 was 72% compared to 74% for the second quarter ended June 30, 2019. This decrease in margin is primarily due to lower margins associated with Inpixon’s mapping services during the second quarter ended June 30, 2020. Net loss attributable to stockholders of Inpixon for the three months ended June 30, 2020 was $7.3 million compared to $5.2 million for the comparable period in the prior year. The higher loss of approximately $2.1 million was primarily attributable to the lower revenues, additional interest expense and debt discount on promissory notes, and $1.4 million in valuation allowance adjustments. Non-GAAP Adjusted EBITDA for the three months ended June 30, 2020 was a loss of $3.9 million compared to a loss of $1.9 million for the prior period in 2019. EBITDA is defined as net income (loss) before interest, provision for income taxes, and depreciation and amortization. Adjusted EBITDA is used by Inpixon management as a metric by which it manages the business. It is defined as EBITDA plus adjustments for other income or expense items, non-recurring items and other non-cash items including stock-based compensation.

Proforma non-GAAP net loss per basic and diluted common share for the three months ended June 30, 2020 was a loss of ($0.21) per share compared to a loss of ($13.33) per share for the prior period in 2019. Proforma non-GAAP net income (loss) per share is used by the Company’s management as an evaluation tool as it manages the business and is defined as net income (loss) per basic and diluted share adjusted for stock based compensation, amortization of intangibles, provision for doubtful accounts, severance costs, acquisition costs, costs associated with public offerings  and one time charges including loss on the exchange of debt for equity and provision for valuation allowances.

Conference Call

Management will host a conference call at 4:30 p.m. Eastern Time on Thursday, August 13, 2020 to discuss the Company’s financial results, as well as the Company’s corporate progress and other developments.

The conference call will be available via telephone by dialing toll free 877-407-9205 for U.S. callers or +1 201-689-8054 for international callers, or on the Company’s Investor Relations section of the website: ir.inpixon.com.

A webcast replay will be available on the Company’s Investor Relations section of the website (ir.inpixon.com) through August 13, 2021. A telephone replay of the call will be available approximately one hour following the call, through August 20, 2020 and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering conference ID: 36468.

About Inpixon

Inpixon® (Nasdaq: INPX) is the Indoor Intelligence™ company that specializes in capturing, interpreting and giving context to indoor data so it can be translated into actionable intelligence. The company’s Indoor Intelligence platform ingests diverse data from IoT, third-party and proprietary sensors designed to detect and position active cellular, Wi-Fi, UWB and Bluetooth devices. Paired with a high-performance data analytics engine, patented algorithms, and advanced mapping technology, Inpixon’s solutions are leveraged by a multitude of industries to do good with indoor data. This multidisciplinary depiction of indoor data enables users to increase revenue, decrease costs, and enhance safety. Inpixon customers can boldly take advantage of location awareness, analytics, sensor fusion and the Internet of Things (IoT) to uncover the untold stories of the indoors. For the latest insights, follow Inpixon on LinkedIn, Twitter, and visit inpixon.com.

Safe Harbor Statement

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Inpixon and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the fluctuation of economic conditions, the impact of COVID-19 on Inpixon’s results of operations, the performance of management and employees, the regulatory landscape as it relates to privacy regulations and their applicability to Inpixon’s technology, Inpixon’s ability to maintain compliance with Nasdaq’s minimum bid price requirement and other continued listing requirements, including during a panel monitoring period ending on February 5, 2021, the ability to obtain financing, competition, general economic conditions and other factors that are detailed in Inpixon’s periodic and current reports available for review at sec.gov. Furthermore, Inpixon operates in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Inpixon disclaims any intention to, and undertakes no obligation to, update or revise forward-looking statements.

Non-GAAP Financial Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles in the United States (“GAAP”) are useful measures of operations. EBIDTA, Adjusted EBITDA and pro forma net loss per share are non-GAAP measures. Inpixon defines “EBITDA” as net income (loss) before interest, provision for (benefit from) income taxes, and depreciation and amortization. Management uses Adjusted EBITDA as the matrix in which it manages the business and Inpixon defines “Adjusted EBITDA” as EBITDA plus adjustments for deemed dividends, other income or expense items, non-recurring items and non-cash items. Inpixon defines “pro forma net loss per share” as GAAP net loss per share adjusted for deemed dividends, stock based compensation, amortization of intangibles, provision for doubtful accounts, severance costs, acquisition costs, costs associated with public offerings  and one time charges including loss on the exchange of debt for equity and provision for valuation allowances.

Management provides Adjusted EBITDA and pro forma net loss per share measures so that investors will have the same financial information that management uses, which may assist investors in assessing Inpixon’s performance on a period-over-period basis. Adjusted EBITDA or pro forma net loss per share is not a measure of financial performance under GAAP, and should not be considered an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA and pro forma net loss per share have limitations as analytical tools and should not be considered either in isolation or as a substitute for analysis of Inpixon’s results as reported under GAAP.

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Reconciliation of Non-GAAP Financial Measures” table in this press release.

Inpixon Contacts

Media relations and general inquiries:
Inpixon
Email: marketing@inpixon.com
Web: inpixon.com/contact-us

Investor relations:
Crescendo Communications, LLC
Tel: +1 212-671-1020
Email: INPX@crescendo-ir.com

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INPIXON AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except number of shares and par value data)

	As of
	June 30, 2020	December 31, 2019
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash and cash equivalents	$39,458	$4,777
Accounts receivable, net	1,155	1,108
Notes and other receivables	160	74
Inventory	378	400
Prepaid assets and other current assets	1,306	406
Total Current Assets	42,457	6,765

Property and equipment, net	122	145
Operating lease right-of-use asset, net	1,191	1,585
Software development costs, net	1,632	1,544
Intangible assets, net	8,987	8,400
Goodwill	2,318	2,070
Receivable from related party	--	616
Other assets	105	94
Total Assets	$56,812	$21,219

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$630	$2,383
Accrued liabilities	1,254	1,863
Operating lease obligation	589	776
Deferred revenue	1,509	912
Short-term debt	5,523	7,304
Acquisition liability	2,950	502
Total Current Liabilities	12,455	13,740

Long Term Liabilities
Operating lease obligations, noncurrent	623	837
Other liabilities	7	7
Deferred tax liability, noncurrent	--	87
Acquisition liability, noncurrent	--	500
Total Liabilities	13,085	15,171

Commitments and Contingencies

Stockholders’ Equity
Preferred Stock - $0.001 par value; 5,000,000 shares authorized, consisting of Series 4 ConvertiblePreferred Stock - 10,415 shares authorized; 1 and 1 issued, and 1 and 1 outstanding as of June 30, 2020 and December 31, 2019, respectively, Series 5 Convertible Preferred Stock - 12,000 shares authorized; 126 and 126 issued, and 126 and 126 outstanding as of June 30, 2020 and December 31, 2019, respectively.	--	--
Common Stock - $0.001 par value; 250,000,000 shares authorized; 40,175,002 and 4,234,923 issued and 40,175,001 and 4,234,922 outstanding as of June 30, 2020 and December 31, 2019, respectively.	40	4
Additional paid-in capital	209,789	158,382
Treasury stock, at cost, 1 share	(695)	(695)
Accumulated other comprehensive income	(199)	94
Accumulated deficit (excluding $2,442 reclassified to additional paid in capital in quasi-reorganization)	(165,242)	(151,763)
Stockholders’ Equity Attributable to Inpixon	43,693	6,022

Non-controlling interest	34	26

Total Stockholders’ Equity	43,727	6,048

Total Liabilities and Stockholders’ Equity	$56,812	$21,219

INPIXON AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Revenues	$1,076	$1,491	$2,880	$2,854
Cost of Revenues	305	391	814	727

Gross Profit	771	1,100	2,066	2,127

Operating Expenses
Research and development	1,278	796	2,612	1,752
Sales and marketing	1,468	681	2,159	1,314
General and administrative	2,476	3,018	6,268	6,368
Acquisition related costs	169	510	196	647
Amortization of intangibles	508	820	1,524	1,633
Total Operating Expenses	5,899	5,825	12,759	11,714

Loss from Operations	(5,128)	(4,725)	(10,693)	(9,587)

Other Income (Expense)
Interest expense, net	(777)	(509)	(1,397)	(865)
Provision for valuation allowance on held for sale loan	(835)	--	(835)	--
Loss on exchange of debt for equity	(47)	(160)	(132)	(160)
Other income (expense)	(517)	163	(499)	232
Total Other Income (Expense)	(2,176)	(506)	(2,863)	(793)

Net Loss from Operations, before tax	(7,304)	(5,231)	(13,556)	(10,380)
Income tax benefit	--	--	87	--
Net Loss	(7,304)	(5,231)	(13,469)	(10,380)

Net Income Attributable to Non-controlling Interest	19	9	9	4

Net Loss Attributable to Stockholders of Inpixon	$(7,323)	$(5,240)	$(13,478)	$(10,384)

Deemed dividend for triggering of warrant down round feature	--	--	--	(1,250)
Net Loss Attributable to Common Stockholders	$(7,323)	$(5,240)	$(13,478)	$(11,634)

Net Loss Per Share - Basic and Diluted	$(0.32)	$(25.47)	$(0.97)	$(75.99)

Weighted Average Shares Outstanding
Basic and Diluted	22,823,976	205,730	13,931,245	153,108

Comprehensive Loss
Net Loss	$(7,304)	$(5,231)	$(13,469)	$(10,380)
Unrealized foreign exchange gain/(loss) from cumulative translation adjustments	318	39	(295)	31
Comprehensive Loss	$(6,986)	$(5,192)	$(13,764)	$(10,349)

INPIXON AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Six Months Ended
	June 30,
	2020	2019
	(Unaudited)

Cash Flows Used In Operating Activities
Net loss	$(13,469)	$(10,380)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	384	527
Amortization of intangible assets	1,524	1,633
Amortization of right of use asset	356	164
Stock based compensation	685	1,748
Amortization of technology	--	33
Loss on exchange of debt for equity	132	160
Amortization of debt discount	1,909	798
Accrued interest income, related party	(32)	--
Provision for doubtful accounts	--	105
Provision for the valuation allowance held for sale loan	835	--
Provision for the valuation allowance related party receivable	648	--
Income tax benefit	(87)	--
Other	21	26

Changes in operating assets and liabilities:
Accounts receivable and other receivables	(107)	(1,198)
Inventory	22	(109)
Other current assets	(905)	55
Other assets	(13)	(182)
Accounts payable	(1,539)	132
Accrued liabilities	(593)	53
Deferred revenue	105	(67)
Operating lease liabilities	(362)	--
Other liabilities	117	(66)
Total Adjustments	3,100	3,812
Net Cash Used in Operating Activities	(10,369)	(6,568)

Cash Flows Used in Investing Activities
Purchase of property and equipment	(39)	(44)
Investment in capitalized software	(433)	(465)
Investment in GTX	--	(250)
Investment in Locality	--	(204)
Net Cash Flows Used in Investing Activities	(472)	(963)

Cash Flows From Financing Activities
Net repayments to bank facility	(150)	(23)
Net proceeds from issuance of common stock, preferred stock and warrants	--	10,859
Net proceeds from issuance of common stock	41,771	--
Net proceeds from notes payable	1	--
Repayment of notes payable	--	(1)
Loans to related party	(1,035)	(8,945)
Repayments from related party	200	1,683
Net proceeds from promissory notes	5,000	4,500
Repayment of acquisition liability to Locality shareholders	(250)	--
Net Cash Provided By Financing Activities	45,537	8,073

Effect of Foreign Exchange Rate on Changes on Cash	(15)	31

Net (Decrease) Increase in Cash, Cash Equivalents and Restricted Cash	34,681	573

Cash, Cash Equivalents and Restricted Cash - Beginning of period	4,849	1,218

Cash, Cash Equivalents and Restricted Cash - End of period	$39,530	$1,791

Reconciliation of Non-GAAP Financial Measures:

	Three Months Ended		Six Months Ended
(In thousands)	June 30,		June 30,
	2020	2019	2020	2019
Net loss attributable to common stockholders	$(7,323)	$(5,240)	$(13,478)	$(11,634)
Adjustments:
Non-recurring one-time charges:
Loss on exchange of debt for equity	47	160	132	160
Provision for valuation allowance on held for sale loan	835	--	835	--
Provision for the valuation allowance related party receivable	648	--	648	--
Settlement of litigation	--	--	--	6
Acquisition transaction/financing costs	169	510	196	647
Costs associated with public offering	--	50	--	50
Severance	--	100	--	100
Provision for doubtful accounts	--	--	--	105
Deemed dividend for triggering of warrant down round feature	--	--	--	1,250
Stock-based compensation – compensation and related benefits	286	858	685	1,748
Interest expense, net	777	508	1,397	864
Depreciation and amortization	682	1,117	1,908	2,160
Income tax benefit	--	(2)	(87)	(2)

Adjusted EBITDA	$(3,879)	$(1,939)	$(7,764)	$(4,546)

	Three Months Ended		Six Months Ended
(In thousands, except share data)	June 30,		June 30,
	2020	2019	2020	2019
Net loss attributable to common stockholders	$(7,323)	$(5,240)	$(13,478)	$(11,634)
Adjustments:
Non-recurring one-time charges:
Loss on exchange of debt for equity	47	160	132	160
Provision for valuation allowance on held for sale loan	835	--	835	--
Provision for the valuation allowance related party receivable	648	--	648	--
Settlement of litigation	--	--	--	6
Acquisition transaction/financing costs	169	510	196	647
Costs associated with public offering	--	50	--	50
Severance	--	100	--	100
Provision for doubtful accounts	--	--	--	105
Deemed dividend for triggering of warrant down round feature	--	--	--	1,250
Stock-based compensation – compensation and related benefits	286	858	685	1,748
Amortization of intangibles	508	820	1,524	1,633
Proforma non-GAAP net loss	$(4,830)	$(2,742)	$(9,458)	$(5,935)
Proforma non-GAAP net loss per basic and diluted common share	$(0.21)	$(13.33)	$(0.68)	$(38.76)
Weighted average basic and diluted common shares outstanding	22,823,976	205,730	13,931,245	153,108